EXHIBIT 5.1

     August  11,  1999


Securities  and  Exchange  Commission
Judiciary  Plaza
450  5th  Street,  N.W.
Washington,  D.C.  20549

          Re:   Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

          We are counsel to Pointe Communications Corporation, a Nevada corporation (the "Company") which is filing a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering additional securities in addition to securities previously registered on Form S-8, file number 33-61037 filed with the Commission on August 7, 1998. Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, a total of 3,500,000 additional shares (the "Shares") of common stock, par value $.00001 per share (the "Common Stock"), of the Company.

     The Shares represent (i) 2,500,000 additional shares of Common Stock which are issuable upon the exercise of options granted and to be granted pursuant to the 1996 Incentive Stock Option Plan (the "ISOP"); (ii) 500,000 additional shares of Common Stock which are issuable upon the exercise of options granted pursuant to the 1996 Nonemployee Directors Stock Option Plan (the "Directors Plan") and (iii) 500,000 additional shares of Common Stock which are issuable upon the exercise of options granted and to be granted pursuant to the 1996 Executive Long-Term Stock Option Plan (the "Executive Plan"). The ISOP, the Directors Plan, and the Executive Plan hereinafter are referred to collectively as the "Plans."

     The opinion hereinafter set forth is given to the Commission at the request of the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth below (our "Opinion"), and no opinion is implied or to be inferred beyond such matter. Additionally, our opinion is based upon and subject to the qualifications, limitations, and exceptions set forth in this letter.

     Our opinion is furnished for the benefit of the Commission solely with regard to the Registration Statement, may be relied upon by the Commission only in connection with the Registration Statement, and may not otherwise be relied upon, used, quoted, or referred to by, or filed with, any other person or entity without our prior written permission.

     In rendering our Opinion, we have examined such agreements, documents, instruments, and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including without limitation the Plans. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws of the State of Texas and the federal laws of the United States that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares pursuant to the Plans. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

          Based upon and subject to the foregoing, we are of the Opinion that the Shares, when issued in accordance with the terms of the Plans against payment in full of the purchase price therefor, will be validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement.


                               Sincerely  yours,


                               Thompson  Knight  Brown  Parker  &  Leahy  L.L.P.